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                                                                     EXHIBIT 5.1

                  [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]

                                January 8, 2001

Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134

          Re: Cisco Systems, Inc. Registration Statement on Form S-4 of 10,040,012 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration for issuance of 10,040,012 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-4 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          The opinion is being furnished in accordance with the requirements of
Item 21 of Form S-4 and Item 601(b)(5)(I) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the proposed issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued and delivered in accordance with the Registration Statement and the related proxy statement/ prospectus (as amended and supplemented through the date of issuance), will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,

                                        BROBECK, PHLEGER & HARRISON LLP